EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED
FINANCIAL STATEMENTS

The Unaudited Pro Forma Combined Consolidated Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of Macquarie Infrastructure Company LLC (“the Company”) and IMTT Holdings Inc. and Subsidiaries (“IMTT”) to illustrate the effects of: (a) the IMTT Acquisition and the change from the Company’s 50% investment in IMTT, which was accounted for under the equity method of accounting, to 100% consolidation of IMTT; and (b) the proposed financing thereof, in part, with proposed public offerings of limited liability company interests and convertible senior notes. The pro forma financial statements are based on, and should be read in conjunction with the:

• accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Statements;

• consolidated financial statements of the Company for the year ended December 31, 2013 and the quarter ended March 31, 2014 and the notes relating thereto, included in the Company's Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q; and

• consolidated financial statements of IMTT for the year ended December 31, 2013 and quarter ended March 31, 2014 and the notes relating thereto, included elsewhere in this Form 8-K.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the IMTT Acquisition, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Combined Consolidated Statements of Operations, or the pro forma statements of operations, for the year ended December 31, 2013 and the quarter ended March 31, 2014, give effect to the IMTT Acquisition as if it occurred on January 1, 2013. The Unaudited Pro Forma Combined Consolidated Balance Sheet, or the pro forma balance sheet, as of March 31, 2014, gives effect to the IMTT Acquisition as if it occurred on March 31, 2014.

The pro forma financial statements have been prepared using the acquisition method of accounting under existing United States Generally Accepted Accounting Principles, or GAAP, and the regulations of the SEC. The Company is the acquirer in the IMTT Acquisition for accounting purposes. The purchase price has been allocated to IMTT’s assets and liabilities based upon their estimated fair values as of the date of completion of the IMTT Acquisition. The initial allocation is not complete because the evaluation necessary to assess the fair values of certain assets acquired will be completed subsequent to the consummation of the acquisition. The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing an estimate of the unaudited pro forma combined financial information presented herewith. Differences between these provisional estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma combined consolidated financial information have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. These adjustments are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-K for the three month period ended March 31, 2014.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations and financial position would have been had the IMTT Acquisition been completed on the dates indicated. The Company has incurred and expects to incur additional costs to integrate the Company’s and IMTT’s businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

2

UNAUDITED PRO FORMA CONSOLIDATED COMBINED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2013

	Year Ended December 31, 2013

		IMTT (100%)	Proforma
	As Reported	Standalone	Adjustments		Proforma
	(undaudited)
($ in thousands, except share and per share data)
Revenue
Revenue from product sales	$685,997	$-	$-		$685,997
Revenue from product sales - utility	137,486	-	-		137,486
Service revenue	213,973	513,902	-		727,875
Financing and equipment lease income	3,563	-	-		3,563
Total revenue	1,041,019	513,902	-		1,554,921
Costs and expenses
Cost of product sales	454,761	-	-		454,761
Cost of product sales - utility	117,499	-	-		117,499
Cost of services	47,760	233,388	-		281,148
Gross profit	420,999	280,514	-		701,513
Selling, general and administrative	210,060	32,729	-		242,789
Fees to manager - related party	85,367	-	-		85,367
Depreciation	39,150	74,154	-		113,304
Amortization of intangibles	34,651	1,937	20,000	a	56,588
Loss from customer contract termination	5,906	-	-		5,906
Loss on disposal of assets	226	-	-		226
Total operating expenses	375,360	108,820	20,000		504,180
Operating income	45,639	171,694	(20,000)		197,333
Other income (expense)
Interest income	204	-	-		204
Interest expense	(37,044)	(24,572)	(9,375)	b	(70,991)
Loss on extinguishment of debt	(2,472)	-	-		(2,472)
Equity in earnings and amortization charges of investee	39,115	-	(39,115)	c	-
Other income, net	681	2,133	-		2,814
Net income before income taxes	46,123	149,255	(68,490)		126,888
Provision for income taxes	(18,043)	(61,149)	20,674	d	(58,518)
Net income	$28,080	$88,106	$(47,816)		$68,370
Less: net (loss) income attributable to noncontrolling interests	(3,174)	251	-		(2,923)
Net income attributable to MIC LLC	$31,254	$87,855	$(47,816)		$71,293

Basic income per share attributable to MIC LLC interest holders	$0.61				$1.13
Weighted average number of shares outstanding: basic	51,381,003				63,247,886	e

Diluted income per share attributable to MIC LLC interest holders	$0.61				$1.13
Weighted average number of shares outstanding: diluted	51,396,146				63,263,029	e

The accompanying notes are an integral part of these statements.

3

UNAUDITED PRO FORMA CONSOLIDATED COMBINED INCOME STATEMENT FOR THE QUARTER ENDED MARCH 31, 2014

	Quarter Ended March 31, 2014
		IMTT (100%)	Proforma
	As Reported	Standalone	Adjustments		Proforma
	(unaudited)
($ in thousands, except share and per share data)
Revenue
Revenue from product sales	$183,801	$-	$-		$183,801
Revenue from product sales - utility	35,145	-	-		35,145
Service revenue	56,502	148,078	-		204,580
Financing and equipment lease income	747	-	-		747
Total revenue	276,195	148,078	-		424,273
Costs and expenses
Cost of product sales	122,917	-	-		122,917
Cost of product sales - utility	29,380	-	-		29,380
Cost of services	10,896	63,087	-		73,983
Gross profit	113,002	84,991	-		197,993
Selling, general and administrative	55,464	7,866	-		63,330
Fees to manager - related party	8,994	-	-		8,994
Depreciation	12,154	17,809	-		29,963
Amortization of intangibles	8,765	465	5,000	a	14,230
Total operating expenses	85,377	26,140	5,000		116,517
Operating income	27,625	58,851	(5,000)		81,476
Other income (expense)
Interest income	64	-	-		64
Interest expense	(14,011)	(7,133)	(2,344)	b	(23,488)
Equity in earnings and amortization charges of investee	14,287	-	(14,287)	c	-
Other income, net	681	494	-		1,175
Net income before income taxes	28,646	52,212	(21,631)		59,227
Provision for income taxes	(8,486)	(21,102)	6,102	d	(23,486)
Net income	$20,160	$31,110	$(15,529)		$35,741
Less: net (loss) income attributable to noncontrolling interests	(206)	129	-		(77)
Net income attributable to MIC LLC	$20,366	$30,981	$(15,529)		$35,818

Basic income per share attributable to MIC LLC interest holders	$0.36				$0.52
Weighted average number of shares outstanding: basic	56,369,295				68,236,178	e

Diluted income per share attributable to MIC LLC interest holders	$0.36				$0.52
Weighted average number of shares outstanding: diluted	56,382,205				68,249,088	e

The accompanying notes are an integral part of these statements.

4

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET AS OF MARCH 31, 2014

	As of March 31, 2014
		IMTT (100%)	Proforma
	As Reported	Standalone	Adjustments		Proforma
	(unaudited)
($ in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$208,569	$9,855	$(70,270)	f	$148,154
Restricted cash	38,562	-	-		38,562
Accounts receivable, less allowance for doubtful accounts
of $1,121 As Reported and $1,769 Proforma	66,990	44,174	-		111,164
Inventories	24,779	6,707	-		31,486
Prepaid expenses	8,654	7,100	-		15,754
Deferred income taxes	5,320	13,190	-		18,510
Equipment lease receivables current	8,690	-	-		8,690
Other	11,140	4,111	-		15,251
Total current assets	372,704	85,137	(70,270)		387,571
Property, equipment, land and leasehold improvements, net	854,687	1,275,656	-		2,130,343
Equipment lease receivables non-current	15,019	-	-		15,019
Investment in unconsolidated business	89,434	10,030	(89,434)	g	10,030
Goodwill	514,343	-	586,005	h	1,100,348
Intangible assets, net	584,085	-	400,000	h	984,085
Deferred financing costs, net of accumulated amortization	22,356	11,056	6,250	i	39,662
Other	8,010	5,745	-		13,755
Total assets	$2,460,638	$1,387,624	$832,551		$4,680,813

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Due to manager - related party	$3,134	$-	$-		$3,134
Accounts payable	29,567	26,478	-		56,045
Accrued expenses	29,021	47,457	-		76,478
Current portion of long-term debt	160,181	7,196	-		167,377
Fair value of derivative instruments	11,283	17,422	-		28,705
Other	18,689	-	-		18,689
Total current liabilities	251,875	98,553	-		350,428
Long-term debt, net of current portion	827,729	949,394	-		1,777,123
Convertible senior notes	-	-	250,000	j	250,000
Deferred income taxes	195,226	290,279	(173,021)	g	312,484
Other	55,648	91,806	-		147,454
Total liabilities	1,330,478	1,430,032	76,979		2,837,489
Commitments and contingencies	-	-	-		-
Members’ equity:
LLC interests, no par value; 500,000,000 authorized; 56,459,047 LLC interests and 68,325,930 LLC interests issued and outstanding at
March 31, 2014 As Reported and Proforma, respectively	1,184,108	-	710,980	k	1,895,088
Additional paid in capital	21,447	-	-		21,447
Accumulated other comprehensive loss	(8,652)	(14,735)	14,735	l	(8,652)
Accumulated deficit	(177,141)	(29,857)	29,857	l	(177,141)
Total members’ equity	1,019,762	(44,592)	755,572		1,730,742
Noncontrolling interests	110,398	2,184	-		112,582
Total equity	1,130,160	(42,408)	755,572		1,843,324
Total liabilities and equity	$2,460,638	$1,387,624	$832,551		$4,680,813

The accompanying notes are an integral part of these statements.

5

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

(a) Represents the adjustment to the amortization of intangible assets, customer contracts and customer relationships, straight-lined over 20 years. See Note “h” for further discussion.

(b) Primarily represents the interest expense incurred from the convertible senior notes outstanding and the amortization of deferred financing costs incurred in connection with the convertible senior notes offered, the undrawn MIC Holding Company senior secured revolving credit facility and the amended IMTT revolving credit facilities.

(c) Represents the adjustment to remove the Company’s share (50%) of IMTT’s income accounted for under the equity method of accounting.

(d) Represents the adjustment to record the expected tax expense based on an estimated combined statutory federal and state tax rate of 46.0% for the year ended December 31, 2013 and 40.0% for the quarter ended March 31, 2014.

(e) Both basic and diluted weighted average shares outstanding include the shares offered in connection with the equity offering and the shares issued to the seller as part of the consideration for the IMTT Acquisition. Shares are assumed to be issued and outstanding as of January 1st of both periods.

(f) Primarily represents the cash proceeds from the issuance of new equity and convertible senior secured notes, net of underwriting fees and discounts, offset by the cash utilized to fund the purchase price of the IMTT Acquisition.

(g) Represents the adjustment to remove the Company’s book value of its 50% investment in IMTT, and the associated deferred taxes, accounted for under the equity method of accounting. Deferred taxes also includes the estimated federal taxes associated with the estimated intangibles acquired in connection with the IMTT Acquisition. See Note “h” for further discussion.

(h) Represents the adjustment to record the estimated fair value of acquired intangibles, primarily customer contracts and customer relationships, on the date of the IMTT Acquisition. The estimated fair value of the intangible assets was calculated utilizing a variation of the income approach based on the net present value of the expected future cash flows generated resulting from the contracted portion of terminal revenues. The Company applied an estimated useful life of 20 years similar to conventions used by other industry participants.

6

The Company has not had sufficient time to completely evaluate the tangible and identifiable intangible assets of IMTT. Accordingly, the unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing unaudited pro forma consolidated financial information. A final determination of the acquisition consideration and fair values of IMTT’s assets and liabilities, which cannot be made before the completion of the acquisition, will be based on the actual net tangible and intangible assets of IMTT that exist as of the date of completion of the transaction. Consequently, amounts preliminarily allocated to intangible assets could change significantly from those allocations used in the unaudited pro forma consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.

(i) Represents deferred financing costs capitalized in connection with the convertible senior notes offered, the undrawn MIC Holding Company senior secured revolving credit facility and the amended IMTT revolving credit facilities.

(j) Represents the convertible senior notes issued as part of the funding of the IMTT Acquisition.

(k) Represents the issuance of shares under the equity offering and shares issued to the seller as part of the consideration for the IMTT Acquisition, offset by underwriting fees, discounts and costs incurred in connection with the offering.

(l) Represents the elimination of IMTT equity balance prior to this transaction.

7